Exhibit 10.31

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 406 of the General Rules and Regulations of the Securities Act of 1933, as amended.  Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

12612 West Alameda Parkway

Lakewood, Colorado 80228

June 3, 2012

VIA [              ]

United Natural Foods, Inc.

Attention: [***]

1101 Sunset Boulevard

Rocklin, California 95765

Re:          Third Amendment to Distribution Agreement

Dear [***]:

Reference is made to that certain Distribution Agreement between United Natural Foods, Inc. (“UNFI”) and Vitamin Cottage Natural Food Markets, Inc. (the “Company”) dated May 20, 2008, as amended by Addendum A thereto dated February 27, 2009 and Agreement Addendum thereto dated March 10, 2012 (as amended, the “Distribution Agreement”).  Capitalized terms used and not otherwise defined in this letter agreement (this “Amendment”) shall have the respective meanings given them in the Distribution Agreement.

In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to amend the “Confidentiality” provision of the Distribution Agreement to add the following language after the last sentence in such provision:

“Notwithstanding the foregoing, nothing herein shall prevent the filing of a copy of this Agreement as an exhibit to any filing required by a regulatory agency having jurisdiction over either party, provided that a party required to file a copy of this Agreement shall notify the other party of the filing, request and use its reasonable efforts to obtain confidential treatment of all financial and other confidential terms of this Agreement, and provide the other party a reasonable opportunity to review and comment on the financial and other confidential terms proposed to be subject to confidential treatment prior to the filing thereof.  In addition, either party may disclose the terms of this Agreement pursuant to a valid subpoena, provided such party gives the other party reasonable prior notice of the service of any subpoena to permit the other party to seek a protective order, seeks confidential treatment of all financial and other confidential terms hereof, and provides the other party a reasonable opportunity to review and comment on the financial and other

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 406 of the General Rules and Regulations of the Securities Act of 1933, as amended.  Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

confidential terms proposed to be subject to the protective order and confidential treatment.”

Except as modified and amended herein, the Distribution Agreement shall continue in full force and effect and the parties ratify and confirm that they continue to be bound by the terms and conditions thereof.  Facsimiles and photocopies of this Amendment shall have the same force and effect as a signed original.

Please confirm your agreement with the foregoing by signing and returning a copy of this letter to my attention, whereupon this Amendment shall become a binding obligation of the parties.

Sincerely,

Vitamin Cottage Natural Food Markets, Inc.

		By:	/s/ Kemper Isely
Name: Kemper Isely
Title: Co-President

Accepted and Agreed
as of the date first written above:

United Natural Foods, Inc.

By:	/s/ [***]
Name: [***]
Title: [***]

(Signature Page to Third Amendment to Distribution Agreement)